Exhibit 23.4

DEGOLYER AND MACNAUGHTON

5001 SPRING VALLEY ROAD

SUITE 800 EAST

DALLAS, TEXAS 75244

August 28, 2023

Denbury Inc.

5851 Legacy Circle

Plano, Texas 75024

Ladies and Gentlemen:

We hereby consent to the incorporation by reference of information from our reserves report dated February 1, 2023, included in or made a part of Denbury Inc.’s Annual Report on Form 10-K for the year ended December 31, 2022, filed on February 23, 2023, and our summary report attached as Exhibit 99 to the Form 10-K, each incorporated by reference in the Registration Statement of Exxon Mobil Corporation on Form S-4, including any amendments thereto (collectively, the “Registration Statement”), and information derived from such reports in the Registration Statement and any related prospectuses. We also hereby consent to the reference to our firm as experts in the Registration Statement and any related prospectuses.

Very truly yours,

/s/ DeGOLYER and MacNAUGHTON
DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm-716